            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 15, 2004, with respect to the consolidated balance sheet of Collins & Aikman Corporation as of December 31,
2003, and the related consolidated statements of operations, stockholders'
equity (deficit), and cash flows for the year ended December 31, 2003, included herein and to the reference to our firm under the headings "Experts" in the prospectus.

                                                                     /s/ KPMG

Detroit, Michigan
January 26, 2005